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                              THE FIRST YEARS INC.


                       1995 RESTATED ANNUAL INCENTIVE PLAN





                                PLAN DESCRIPTION





                          EFFECTIVE DATE: JULY 1, 1995
                             ADOPTED: JULY 27, 1995


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                              THE FIRST YEARS INC.

                       1995 RESTATED ANNUAL INCENTIVE PLAN

PLAN OBJECTIVES

-    The objectives of the plan are to:

     -- Encourage salaried employees to help improve the Company's performance;

     -- Focus the attention of Senior Management (the Company's President, Chief Executive Officer, Chairman of the Board, Vice Chairman of the Board, Senior Vice President, and any other senior executive officer of the Company) on the Company's operating results; and

     -- Provide annual compensation which is competitive to that of comparable organizations.

ELIGIBILITY

- Eligibility will initially include all full-time salaried employees who are not covered by any other incentive compensation plan (e.g., Incentive Plan for Sales Employees).

     -- Any employee joining the Company during the fiscal calendar year will be eligible to participate in the incentive plan for that year.

- The President of The First Years Inc. will be responsible for recommending changes in eligibility to the Compensation Committee of the Board of Directors of the Company (the "Compensation Committee") for review and approval.

PERFORMANCE MEASURES

-    Performance under the Plan will be based on Company operating results.

- The Compensation Committee will establish performance targets based on the Company's profitability for each fiscal year for participants in the Plan and may, in its discretion, establish a separate set of performance targets for senior officers of the Company.

- Company performance will be measured on a fiscal calendar year basis. However, semi-annual performance targets will be established by the Compensation Committee as a basis for tracking performance against the annual performance targets.

     -- Semi-annual targets will be arrived at from Company projections for that six-month period.

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-    Company operating results will be measured by net profits before payment of taxes and bonuses.

     -- Awards are triggered under the Plan once the Company's profitability exceeds certain profit targets established by the Compensation Committee for a fiscal year.

     -- Any significant unusual and/or non-recurring items, as determined by Generally Accepted Accounting Principles, will be excluded from the profit calculation in determining the Company's actual performance.

Incentive Award Potential

- Each year, based upon the recommendations of Senior Management of the Company, the Compensation Committee will establish the annual potential awards for non-Senior Management employees and such awards will be based on a percentage of base salary.

- The Compensation Committee will also establish the annual potential incentive awards for Senior Management on a discretionary basis.

INCENTIVE AWARD OF PAYMENT

- Non-senior Management employees/participants may receive advance awards of up to thirty percent (30%) of their potential awards ("advance awards"), if the Compensation Committee determines in its discretion that the Company is on track in meeting its annual performance targets based on six months of the Company's operating results.

- Senior Management shall not be allowed to receive advance awards under this Plan.

- The total earned award will be paid by the Company to each participant by the end of the first quarter of the subsequent fiscal year. However, an adjustment will be made based on any advance awards previously received by employees.

     -- In the event that the Company does not meet its minimum performance target established by the Compensation Committee for any fiscal year period, employees will not be required to pay back to the Company any advance awards which have been paid for the first six-months of such fiscal year period.

- For new employees joining the Company during the plan year, the award will be prorated based on the number of days' service with the Company.

-    Award payments to employees will be treated as ordinary income.

     -- Appropriate payroll deductions for taxes, Social Security, and so forth, will be made as required.

- Should a participant voluntarily terminate employment before the conclusion of a measurement period, any earned award will be forfeited.

- In the event of a participant's death, permanent disability (as defined in the Company's Pension Plan and Trust) or retirement during the plan

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     year, any earned award will be prorated to the date of the employee's termination of full-time service.

- For any disability other than permanent and other approved leaves of absence, any earned award will be prorated and paid to the employee. However, the employee will not be eligible again for plan participation until he/she resumes full-time employment with the Company.

- If the participant is terminated for reasons other than death, disability or retirement (i.e., involuntary termination), the participant will forfeit the unpaid award for that period.

PLAN ADMINISTRATION

-    The Effective Date of the Restated Plan is July 1, 1995.

- The Plan will be administered by the Compensation Committee of the Board of Directors.

- The Company and the Board of Directors reserve the right to amend or terminate the Plan.

- Nothing contained in this document constitutes a contract for payment nor does it constitute an employment contract between the Company and the employee. The Company reserves the right to terminate an employee at any time.

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